EXHIBIT 99.1

NEWS RELEASE

Ivanhoe Energy announces sale of Pan-China Resources Ltd.

Corporate transaction supports strategy and bolsters balance sheet

CALGARY, CANADA (November 21, 2012) – Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) announced today that it has signed a Share Purchase and Sale Agreement with MIE Holdings Corporation (MIE) for all of the outstanding shares of its indirect, wholly owned subsidiary, Pan-China Resources Ltd., in exchange for a cash consideration of USD$45 million.  Pan-China Resources holds 100 per cent of the foreign contractor’s rights for the Dagang Production Sharing Contract.

MIE is publicly traded on the Hong Kong Stock Exchange and specializes in oil and gas exploration, development and production.  The Company is headquartered in Hong Kong and has operations in China, the United States and Kazakhstan.

The transaction has an effective date of September 30, 2012 and is subject to standard industry closing conditions, including a USD$5 million hold-back of the total consideration that is payable six months from the closing date.  Anticipated closing will be within 30 days.

The divestiture of Pan-China Resources aligns with the renewed strategy of Ivanhoe Energy. The Company continues to execute a comprehensive plan to strengthen its balance sheet and focus resources on its patented and proprietary Heavy to Light Technology (HTL) and a core group of high-growth potential heavy oil assets.

The Company’s current priorities include divesting Zitong and Pan-China Resources, securing regulatory approval for the Tamarack project in Canada, establishing partnerships to develop Tamarack and Block 20 in Ecuador and completing mid-stream partnerships that support the commercialization of HTL.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTLTM). Core operations are in Canada, United States, Ecuador, China and Mongolia, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN.

For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTLTM technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2011 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

For further information contact:

Hilary McMeekin Manager, Corporate Communications (403) 817 1108 hmcmeekin@ivanhoeenergy.com